Exhibit 99.1

CULP ANNOUNCES THIRD QUARTER FISCAL 2026 RESULTS

Completion of Comprehensive Integration and Restructuring Initiatives Lays Foundation for Profitable Growth

Balanced Global Platform Enhances Competitive Position in Fluid Tariff Environment

HIGH POINT, N.C. (March 11, 2026) – Culp, Inc. (NASDAQ: CULP), a leading provider of fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications, today reported financial and operating results for its third fiscal quarter ended February 1, 2026.

Iv Culp, President and Chief Executive Officer, commented, "Market softness remains the headline across the home furnishings industry, and the impacts of that dynamic were evident in our results for the quarter. We’re confident that the economic cycle for bedding and furniture will eventually turn within our core markets, and we have seen some green shoots on the bedding side recently, but key catalysts in housing affordability and discretionary consumer spending still need to level up for the needle to move meaningfully. Our team has effectively used this low demand period to further reset our platform, refine our go-to-market strategies, and position CULP to scale quickly and profitably, without adding capacity or cost, as volume stabilizes.

“Despite the challenging industry conditions, including multiple Southeast snowstorms that caused us to lose the final week of shipping at our largest facility during the quarter, we continue to win programs with major customers and increase our share of the available business. Prior to the lost week from weather in January, we were on pace for a neutral year-over-year performance in bedding revenue, which is notable in this current market trough. We were pleased to see growth in our sewn mattress cover and upholstery kit product categories during the quarter, both of which are key growth areas that carry higher sales dollars and solid margin.

"Customers continue leaning into our flexible supply chain offering reliable capacity and strategic tariff mitigation even before the most recent tariff developments. We believe our global footprint, anchored with robust U.S. capabilities, provides customers the most balanced solution in the market and enables us to support them regardless of whether they prefer to source domestically, nearshore or offshore. Regarding our own tariff costs, we are covered with our pricing relative to current rates after several periods absorbing the profitability impacts created by tariff volatility and the resulting lag between effective dates and price action. We are also encouraged by what appears to be an increasing prospect of reimbursement for the estimated six to seven million dollars we’ve paid toward IEEPA tariffs. If we ultimately receive those funds, and we understand the uncertainty there, it would be significant and offset some of our previous period losses.”

Culp concluded, “Our team completed several key projects during the quarter, including the integration of both our U.S. distribution operations and window treatment business and the consolidation of our footprint in China. With these actions and the restructuring of our bedding business now behind us other than some related inventory build-up that we are working through, we move toward the end of our year with a streamlined platform and management team, neutralized pricing and tariff rates, and disciplined manufacturing operations. We believe CULP is ready to run and generate significant value for shareholders as the macro and trade environment cycles favorably, with any resulting volume increase expected to benefit our bottom line at enhanced levels given the lower fixed costs and added efficiencies in our platform. In the meantime, we remain committed to maintaining a disciplined approach to cash management, our balance sheet and fixed costs."

Fiscal 2026 Third Quarter Financial Highlights

▪ Consolidated net sales of $48.0 million, a decline from prior-year period net sales of $52.3 million driven by

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

continued industry-wide demand challenges along with reduced shipping days from severe weather conditions at quarter end.

▪ Consolidated gross profit of $5.3 million, or 11.1% of sales, compared to prior-year period gross profit of $6.4 million, or 12.1% of sales, with the decline driven by lower comparable sales and adjustments related to excess inventory stemming from the Company’s restructuring and integration initiatives.

▪ Loss from operations of $(3.7) million, compared to prior-year period loss from operations of $(3.9) million.

-	Excluding restructuring and related expenses, adjusted operating loss of $(3.1) million, compared to prior-year period adjusted operating loss of $(1.6) million (see reconciliation table on page 10).

▪ Net loss of $(3.4) million, or $(.27) per diluted share, a sequential improvement of approximately 20% from the prior quarter and a year-over-year improvement of 17% compared to the prior-year period’s net loss of $(4.1) million, or $(.33) per diluted share.

-

Excluding the impacts of restructuring and related expenses, stock-based compensation, and non-cash foreign exchange, as well as proceeds from a legal settlement, adjusted EBITDA of negative $(2.2) million, compared to negative $(457) thousand in the prior-year period (see reconciliation table on page 12).

Financial Outlook

Due to macroeconomic uncertainty and the fluid global trade and tariff environment, the Company is providing only limited forward guidance. The Company’s expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the Company’s business and industry trends, the projected impact of restructuring and integration initiatives, ongoing market headwinds, the projected impacts of economic or political instability in the Middle East, and current tariff rates applicable to U.S. imports.

▪ The Company expects sequential consolidated sales growth for the fourth quarter of fiscal 2026, with solid expectations for the bedding segment despite what is anticipated to remain a challenged demand environment for home furnishings.

▪ The Company expects its recent pricing action to balance tariff pressure and for the cost and efficiency benefits of its completed restructuring and integration initiatives to drive improving gross profit and lower SG&A for the fourth quarter and beyond. The Company is not providing more specific operating guidance at this time due to the uncertainty around the potential tariff refunds and, if received, the meaningful impacts on its operating results and prior quarter losses.

▪ While the Company intends to continue utilizing borrowings as necessary under its domestic and foreign credit facilities during fiscal 2026 to fund working capital needs and growth, it will continue to aggressively manage liquidity and capital expenditures and prioritize free cash flow. Additionally, the $4.8 million balance due from the sale of the Company’s facility in Canada is scheduled to be paid during the fourth quarter.

Business Segment Highlights

Bedding

▪ Sales in this segment were $27.3 million for the third quarter, down approximately 5% year-over-year due to continuing market softness driven by a lost week of sales in the U.S. from severe weather at quarter end, consumer uncertainty, a weak housing market, as well as continuing uncertainty from tariffs.

▪ Gross profit in this segment was $2.0 million, or 7.2% of sales, a decline from the prior-year period’s gross profit of $2.7 million, or 9.6% of sales, and driven primarily by adjustments related to excess inventory stemming from the Company’s restructuring and integration initiatives, which were partially offset by improved selling margins during the quarter.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

Upholstery

▪ Sales in this segment were $20.7 million for the third quarter, down approximately 12% year-over-year, with the decline primarily driven by lower commercial and hospitality sales due to generally the same factors impacting bedding sales.

▪ Gross profit was $3.4 million, or 16.3% of sales, down from $4.2 million, or 17.9% of sales, in the prior-year period and driven primarily by lower comparable sales and unfavorable foreign exchange impacts related to the Company’s China operations.

Balance Sheet, Cash Flow, and Liquidity

▪ As of February 1, 2026, the Company maintained $9.7 million in total cash and $18.5 million in outstanding debt under its credit facilities. The outstanding debt was primarily incurred to fund worldwide working capital and integration activities, as well as to take advantage of availability and borrowing opportunities at current preferred rates in China.

▪ As of February 1, 2026, the Company maintained approximately $27.7 million in liquidity consisting of $9.7 million in cash and $18.0 million in borrowing availability under its credit facilities.

▪ Cash flow from operations and free cash flow were negative $(2.3) million and negative $(2.7) million, respectively, for the nine months ended February 1, 2026, and primarily driven by operating losses, which compare favorably to negative $(9.4) million and negative $(11.9) million in the prior-year period. Adjusted for capital expenditures, proceeds from the sale of property, plant and equipment, notes receivable and other items, free cash flow was negative $(1.0) million, down favorably from negative $(10.1) million in the prior-year period (see reconciliation table on page 9).

▪ Capital expenditures for the nine months ended February 1, 2026, were $442 thousand, down from $2.4 million in the prior-year period, as the Company continues to focus on maintenance projects and strategic initiatives with quick payback.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the third quarter of its fiscal year 2026 on Thursday, March 12, 2026, at 9:00 a.m. Eastern Time. A live webcast of this call can be accessed on the “Upcoming Events” section on the “Investor Relations” page of the Company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the “Investor Relations” page of the Company’s website.

About the Company

Culp, Inc. is one of the largest marketers of mattress fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications in North America. The Company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, China, Haiti, Turkey, and Vietnam.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, expectations with respect to tariff refunds, strategic initiatives and plans, restructuring and integration actions, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring and integration actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring related asset dispositions, future economic or industry trends, public health epidemics, or other future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, demand for home furnishings products, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Relatedly, litigation is ongoing as to whether businesses that paid tariffs that were invalidated by the U.S. Supreme Court in February 2026 may receive refunds for those tariffs, and it is uncertain whether or when the Company may receive any such refunds, which could be significant. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the coronavirus pandemic, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to successfully restructure our bedding operations and return the segment to profitability as well as successfully integrate our bedding and upholstery segments and realize the expected benefits of that integration effort, which may not meet our expectations. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this release are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 1, 2026 AND JANUARY 26, 2025

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	February 1,	January 26,	% Over	February 1,	January 26,
	2026	2025	(Under)	2026	2025
Net sales	$47,965	$52,253	(8.2)%	100.0%	100.0%
Cost of sales	(42,642)	(45,906)	(7.1)%	88.9%	87.9%
Gross profit	5,323	6,347	(16.1)%	11.1%	12.1%
Selling, general and administrative expenses	(8,464)	(8,579)	(1.3)%	17.6%	16.4%
Restructuring expense	(584)	(1,655)	(64.7)%	1.2%	3.2%
Loss from operations	(3,725)	(3,887)	(4.2)%	(7.8)%	(7.4)%
Interest expense	(183)	(63)	190.5%	0.4%	0.1%
Interest income	375	255	47.1%	0.8%	0.5%
Other income (1)	393	15	N.M.	0.8%	(0.0)%
Loss before income taxes	(3,140)	(3,680)	(14.7)%	(6.5)%	(7.0)%
Income tax expense (2)	(292)	(446)	(34.5)%	(9.3)%	(12.1)%
Net loss	$(3,432)	$(4,126)	(16.8)%	(7.2)%	(7.9)%

Net loss per share - basic	$(0.27)	$(0.33)	(18.2)%
Net loss per share - diluted	$(0.27)	$(0.33)	(18.2)%
Average shares outstanding-basic	12,663	12,559	0.8%
Average shares outstanding-diluted	12,663	12,559	0.8%

Notes

(1) Other income includes $1.0 million received in cash proceeds in connection with the resolution of a legal matter.

(2) Percent of sales column for income tax expense is calculated as a percent of loss before income taxes.

	NINE MONTHS ENDED
	Amount			Percent of Sales

	February 1,	January 26,	% Over	February 1,	January 26,
	2026	2025	(Under)	2026	2025
Net sales	$151,859	$164,464	(7.7)%	100.0%	100.0%
Cost of sales	(133,525)	(147,050)	(9.2)%	87.9%	89.4%
Gross profit	18,334	17,414	5.3%	12.1%	10.6%
Selling, general and administrative expenses	(26,321)	(27,235)	(3.4)%	17.3%	16.6%
Restructuring credit (expense)	2,425	(6,317)	N.M. %	1.6%	(3.8)%
Loss from operations	(5,562)	(16,138)	(65.5)%	(3.7)%	(9.8)%
Interest expense	(565)	(121)	366.9%	0.4%	0.1%
Interest income	859	761	12.9%	0.6%	0.5%
Other expense (1)	(833)	(898)	(7.2)%	0.5%	0.5%
Loss before income taxes	(6,101)	(16,396)	(62.8)%	(4.0)%	(10.0)%
Income tax expense (2)	(1,868)	(635)	194.2%	(30.6)%	(3.9)%
Net loss	$(7,969)	$(17,031)	(53.2)%	(5.2)%	(10.4)%

Net loss per share - basic	$(0.63)	$(1.36)	(53.7)%
Net loss per share - diluted	$(0.63)	$(1.36)	(53.7)%
Average shares outstanding-basic	12,619	12,514	0.84%
Average shares outstanding-diluted	12,619	12,514	0.84%

Notes

(1) Other expense includes $1.0 million received in cash proceeds in connection with the resolution of a legal matter.

(2) Percent of sales column for income tax expense is calculated as a percent of loss before income taxes.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

CONSOLIDATED BALANCE SHEETS

FEBRUARY 1, 2026, JANUARY 26, 2025, AND APRIL 27, 2025

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)	(Condensed)
	February 1,	January 26,	* April 27,
	2026	2025	2025
Current assets
Cash and cash equivalents	$9,687	$5,279	$5,629
Short-term investments - rabbi trust	1,913	1,753	1,325
Accounts receivable, net	16,891	23,159	21,844
Inventories	52,208	48,599	49,309
Short-term notes receivable	5,166	526	280
Current income taxes receivable	—	1,137	—
Assets held for sale	—	2,214	2,177
Other current assets	2,579	2,619	2,970
Total current assets	88,444	85,286	83,534

Property, plant & equipment, net	21,614	25,939	24,836
Right of use assets	3,322	6,103	5,908
Intangible assets	386	1,594	960
Long-term investments - rabbi trust	5,050	6,250	5,722
Long-term notes receivable	936	1,254	1,182
Deferred income taxes	468	490	637
Other assets	533	639	591
Total assets	$120,753	$127,555	$123,370

Current liabilities
Lines of credit - current	11,508	5,384	8,114
Accounts payable - trade	29,643	32,717	27,323
Accounts payable - capital expenditures	24	439	23
Operating lease liability - current	1,138	2,025	2,394
Deferred compensation - current	1,913	1,753	1,325
Deferred revenue	624	697	422
Accrued expenses	5,560	6,079	5,333
Accrued restructuring	132	723	610
Income taxes payable - current	1,047	828	1,420
Total current liabilities	51,589	50,645	46,964

Line of credit - long-term	7,025	—	4,600
Operating lease liability - long-term	1,138	3,127	2,535
Income taxes payable - long-term	845	1,400	790
Deferred income taxes	4,846	6,582	5,155
Deferred compensation - long-term	5,090	6,151	5,686
Total liabilities	70,533	67,905	65,730
Shareholders' equity	50,220	59,650	57,640
Total liabilities and shareholders' equity	$120,753	$127,555	$123,370
Shares outstanding	12,663	12,559	12,559

* Derived from audited financial statements.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED FEBRUARY 1, 2026 AND JANUARY 26, 2025

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts
	February 1,	January 26,
	2026	2025
Cash flows from operating activities:
Net loss	$(7,969)	$(17,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,142	4,288
Non-cash inventory charge (credit)	1,641	(1,022)
Amortization	288	301
Stock-based compensation	462	522
Deferred income taxes	(140)	231
Gain on sale of equipment	(4)	(27)
Realized gain on sale of investments (rabbi trust)	(4)	—
Non-cash restructuring (credit) expense	(3,313)	2,143
Foreign currency exchange loss (gain)	887	(97)
Changes in assets and liabilities:
Accounts receivable	5,025	(2,029)
Inventories	(4,355)	(2,730)
Other current assets	446	737
Other assets	161	98
Accounts payable - trade	1,670	7,184
Deferred revenue	202	(798)
Accrued restructuring	(479)	753
Accrued expenses and deferred compensation	502	(335)
Income taxes	(429)	(1,613)
Net cash used in operating activities	(2,267)	(9,425)
Cash flows from investing activities:
Capital expenditures	(442)	(2,440)
Proceeds from the sale of property, plant and equipment	1,097	1,450
Proceeds from notes receivable	270	270
Proceeds from the sale of investments (rabbi trust)	747	699
Purchase of investments (rabbi trust)	(496)	(599)
Net cash provided by (used in) investing activities	1,176	(620)
Cash flows from financing activities:
Proceeds from lines of credit	10,604	7,898
Payments on lines of credit	(5,271)	(2,500)
Payment of debt issuance costs	(169)	—
Common stock surrendered for withholding taxes payable	(76)	(68)
Net cash provided by financing activities	5,088	5,330
Effect of foreign currency exchange rate changes on cash and cash equivalents	61	(18)
Increase (decrease) in cash and cash equivalents	4,058	(4,733)
Cash and cash equivalents at beginning of year	5,629	10,012
Cash and cash equivalents at end of period	$9,687	$5,279

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

STATEMENTS OF NET SALES AND GROSS PROFIT BY SEGMENT

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 1, 2026 AND JANUARY 26, 2025

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	February 1,	January 26,	% Over	February 1,	January 26,
Net Sales by Segment	2026	2025	(Under)	2026	2025
Bedding	$27,283	$28,642	(4.7)%	56.9%	54.8%
Upholstery	20,682	23,611	(12.4)%	43.1%	45.2%
Net Sales	$47,965	$52,253	(8.2)%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$1,956	$2,743	(28.7)%	7.2%	9.6%
Upholstery	3,367	4,228	(20.4)%	16.3%	17.9%
Total Segment Gross Profit	5,323	6,971	(23.6)%	11.1%	13.3%
Restructuring Related Charge (1)	—	(624)	(100.0)%	0.0%	(1.2)%
Gross Profit	$5,323	$6,347	(16.1)%	11.1%	12.1%

Notes

(1) See page 10 for details regarding restructuring related charges included in cost of sales and gross profit and a Reconciliation of Selected Income Statement Information to Adjusted Results for the three months ended February 1, 2026 and January 26, 2025.

	NINE MONTHS ENDED
	Amounts			Percent of Total Sales
	February 1,	January 26,	% Over	February 1,	January 26,
Net Sales by Segment	2026	2025	(Under)	2026	2025
Bedding	$86,093	$86,792	(0.8)%	56.7%	52.8%
Upholstery	65,766	77,672	(15.3)%	43.3%	47.2%
Net Sales	$151,859	$164,464	(7.7)%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$8,001	$4,862	64.6%	9.3%	5.6%
Upholstery	11,264	14,061	(19.9)%	17.1%	18.1%
Total Segment Gross Profit	19,265	18,923	1.8%	12.7%	11.5%
Restructuring Related Charge (1)	(931)	(1,509)	(38.3)%	(0.6)%	(0.9)%
Gross Profit	$18,334	$17,414	5.3%	12.1%	10.6%

Notes

(1) See page 11 for details regarding restructuring related charges included in cost of sales and gross profit and a Reconciliation of Selected Income Statement Information to Adjusted Results for the nine months February 1, 2026, and January 26, 2025.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Unaudited

(Amounts in Thousands)

RECONCILIATION OF NET (DEBT) CASH

	Amounts
	February 1,	January 26,	April 27,
	2026	2025	2025*
Cash:
Cash and cash equivalents	$9,687	$5,279	$5,629
Debt:
Lines of credit - current	(11,508)	(5,384)	(8,114)
Line of credit - long-term	(7,025)	—	(4,600)
Total debt	$(18,533)	$(5,384)	$(12,714)

Net (debt) cash position	$(8,846)	$(105)	$(7,085)

* Derived from audited financial statements

RECONCILIATION OF ADJUSTED FREE CASH FLOW

	NINE MONTHS ENDED
	Amounts
	February 1,	January 26,
	2026	2025
Net cash used in operating activities	$(2,267)	$(9,425)
Minus: Capital expenditures	(442)	(2,440)
Free Cash Flow	(2,709)	(11,865)
Plus: Proceeds from the sale of building and equipment	1,097	1,450
Plus: Proceeds from notes receivable	270	270
Plus: Proceeds from the sale of investments (rabbi trust)	747	699
Minus: Purchase of investments (rabbi trust)	(496)	(599)
Effects of foreign currency exchange rate changes on cash and cash equivalents	61	(18)
Adjusted Free Cash Flow	$(1,030)	$(10,063)

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Three months ended February 1, 2026
	As Reported		Adjusted Results
	February 1,		February 1,
	2026	Adjustments	2026

Net sales	$47,965	—	$47,965
Cost of sales	(42,642)	—	(42,642)
Gross profit	5,323	—	5,323
Selling, general and administrative expenses	(8,464)	—	(8,464)
Restructuring expense (1)	(584)	584	—
Loss from operations	$(3,725)	584	$(3,141)

Notes

(1) During the three-month period ended February 1, 2026, restructuring expense mostly represented charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	Three months ended January 26, 2025
	As Reported		Adjusted Results
	January 26,		January 26,
	2025	Adjustments	2025

Net sales	$52,253	—	$52,253
Cost of sales (1)	(45,906)	624	(45,282)
Gross profit	6,347	624	6,971
Selling, general and administrative expenses	(8,579)	—	(8,579)
Restructuring expense (2)	(1,655)	1,655	—
Loss from operations	$(3,887)	2,279	$(1,608)

Notes

(1) During the three-month period ended January 26, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory mostly related to the closure of the bedding manufacturing facility in Quebec, Canada.

(2) During the three-month period ended January 26, 2025 restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of the bedding manufacturing facility in Quebec, Canada.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Nine months ended February 1, 2026
	As Reported		Adjusted Results
	February 1,		February 1,
	2026	Adjustments	2026

Net sales	$151,859	—	$151,859
Cost of sales (1)	(133,525)	931	(132,594)
Gross profit	18,334	931	19,265
Selling, general and administrative expenses	(26,321)	—	(26,321)
Restructuring credit (2)	2,425	(2,425)	—
Loss from operations	$(5,562)	(1,494)	$(7,056)

Notes

(1) During the nine-month period ended February 1, 2026, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory related to the consolidation of our North American bedding operations and the consolidation of certain facilities related to transforming our operating model to one integrated Culp branded business to reduce fixed costs.

(2) During the nine-month period ended February 1, 2026, restructuring credit mostly represented a gain from the sale of the manufacturing facility located in Quebec, Canada totaling $4.0 million, partially offset by charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	Nine months ended January 26, 2025
	As Reported		Adjusted Results
	January 26,		January 26,
	2025	Adjustments	2025

Net sales	$164,464	—	$164,464
Cost of sales (1)	(147,050)	1,509	(145,541)
Gross profit	17,414	1,509	18,923
Selling, general and administrative expenses	(27,235)	—	(27,235)
Restructuring expense (2)	(6,317)	6,317	—
Loss from operations	$(16,138)	7,826	$(8,312)

Notes

(1) During the nine-month period ended January 26, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory mostly related to the closure of the bedding manufacturing facility in Quebec, Canada.

(2) During the nine-month period ended January 26, 2025, restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of the bedding manufacturing facility in Quebec, Canada.

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CULP Announces Results for Third Quarter Fiscal 2026

March 11, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months	Nine Months Ended
	April 27,	August 3,	November 2,	February 1,	February 1,	February 1,
	2025	2025	2025	2026	2026	2026
Net loss	$(2,073)	$(231)	$(4,306)	$(3,432)	$(10,042)	$(7,969)
Interest income, net	(44)	(52)	(50)	(192)	(338)	(294)
Income tax (benefit) expense	(243)	1,369	207	292	1,625	1,868
Depreciation expense	1,152	1,111	1,057	974	4,294	3,142
Amortization expense	104	95	97	96	392	288
EBITDA	(1,104)	2,292	(2,995)	(2,262)	(4,069)	(2,965)
Restructuring expense (credit)	1,422	(3,508)	499	584	(1,003)	(2,425)
Restructuring related expense	113	—	931	—	1,044	931
Resolution of a legal matter	—	—	—	(1,000)	(1,000)	(1,000)
Stock based compensation	128	156	177	129	590	462
Foreign currency exchange (gain) loss (1)	(48)	122	396	369	839	887
Adjusted EBITDA	$511	$(938)	$(992)	$(2,180)	$(3,599)	$(4,110)

% Net Sales	1.0%	(1.9)%	(1.9)%	(4.5)%	(1.8)%	(2.7)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months	Nine Months Ended
	April 28,	July 28,	October 27,	January 26,	January 26,	January 26,
	2024	2024	2024	2025	2025	2025
Net loss	$(4,865)	$(7,261)	$(5,644)	$(4,126)	$(21,896)	$(17,031)
Interest income, net	(252)	(234)	(214)	(192)	(892)	(640)
Income tax expense (benefit)	805	239	(50)	446	1,440	635
Depreciation expense	1,623	1,581	1,496	1,211	5,911	4,288
Amortization expense	99	99	101	101	400	301
EBITDA	(2,590)	(5,576)	(4,311)	(2,560)	(15,037)	(12,447)
Restructuring expense	204	2,631	2,031	1,655	6,521	6,317
Restructuring related expense	—	116	769	624	1,509	1,509
Stock based compensation	168	176	188	158	690	522
Foreign currency exchange (gain) loss (1)	(246)	45	192	(334)	(343)	(97)
Adjusted EBITDA	$(2,464)	$(2,608)	$(1,131)	$(457)	$(6,660)	$(4,196)

% Net Sales	(5.0)%	(4.6)%	(2.0)%	(0.9)%	(3.1)%	(2.6)%

% Over (Under)	(120.7)%	(64.0)%	(12.3)%	377.0%	(46.0)%	(2.0)%

Notes

(1) Represents non-cash foreign currency exchange (gain) loss related to the remeasurement of assets and liabilities denominated in currencies other than the U.S. dollar. Beginning in the quarter ended November 2, 2025, we modified our presentation of adjusted EBITDA to exclude this measure. We believe this change enhances investor insight into our operational performance by excluding the non-cash impact of changes in foreign currency exchange rates. In order to facilitate comparisons among periods, we have applied this modified definition of Adjusted EBITDA to all periods presented.

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